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                                                                   EXHIBIT 10.11

November 5, 2003

Arthur A. Siciliano, Ph.D
13 Salt Marsh Lane
Gloucester, MA 01930

                 Re: Amendment to Executive Retention Agreement

Dear Art,

This letter agreement serves to amend the Executive Retention Agreement dated as of September 1, 2000, by and between you and PolyMedica Corporation. (the "Company").

1. Section 2 Term of Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

         " This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire March 31, 2004. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through March 31, 2004."

2. Section 3.2(a) Termination of Employment is hereby amended by deleting the first sentence in its entirety and replacing it with the following in lieu thereof:

         "(a) If the Change in Control Date occurs during the Term, any termination of Executive's employment by the Company or by Executive during the remainder of the Term (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with
         Section 7."

3. Section 4.2 Compensation is hereby amended by deleting the first sentence in its entirety and replacing it with the following in lieu thereof:

         "If the Change in Control Date occurs during the Term and Executive's employment with the Company terminates during the remainder of the Term, the Executive shall be entitled to the following benefits:"

4. Section 4.2(a)(i)(3) is hereby added to the Retention Agreement as follows:

         "(3) For purposes of any calculations set forth in this Section 4.2, the annual bonus amount to be used in the calculation shall be Four Hundred Thousand Dollars ($400,000).

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                              Very truly yours,

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                                           /s/ Samuel L. Shanaman
                                           ----------------------
                                           Samuel L. Shanaman
                                           Lead Director and Interim Chief
                                             Executive Officer

ACCEPTED AND AGREED TO:

/s/ Arthur A. Siciliano, Ph.D.
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Arthur A. Siciliano Ph.D.

November 5, 2003
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Date